As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Belo Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-0135890
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

P. O. Box 655237	75265
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

BELO SAVINGS PLAN
 (Full Title of the Plan)

RUSSELL F. COLEMAN
Vice President/General Counsel
BELO CORP.
P. O. Box 655237
Dallas, Texas 75265
(Name and Address of Agent for Service)

(214) 977-6606
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

VAN M. JOLAS
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee(2)
Series A Common Stock, $1.67 par value(1)	5,000,000	$25.355	$126,775,000	$16,062.39
Employee Participations in the Belo Savings Plan(3)	(4)	(4)	(4)	(4)

(1)	This Registration Statement also covers an equal number of preferred share purchase rights issuable pursuant to the terms of an Amended and Restated Rights Agreement dated as of February 28, 1996, between the Registrant and The First National Bank of Boston, as Rights Agent, as amended, which rights will be transferable only with related shares of Series A Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Series A Common Stock on the New York Stock Exchange on November 30, 2004.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Belo Savings Plan.

(4)	Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to interests in the Belo Savings Plan.

NOTE

     This Registration Statement relates to the registration of additional securities under the Belo Savings Plan (formerly known as the A.H. Belo Corporation Employee Savings and Investment Plan). In accordance with General Instruction E to Form S-8, the contents of each of two previous Registration Statements filed by Belo Corp. on Form S-8, which are (i) File No. 33-30994, filed with the Securities and Exchange Commission on September 11, 1989, as amended by Post-Effective Amendment No. 1 thereto (File No. 33-30994, filed with the Securities and Exchange Commission on January 18, 1994), and (ii) File No. 333-88030, filed with the Securities and Exchange Commission on May 10, 2002, are hereby incorporated by reference in and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

     The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Act”), and the introductory note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Act and the introductory note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Belo Corp. (the “Company”) and the Belo Savings Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.

               (1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Form 10-K”) and the Plan’s Annual Report on Form 11-K for the plan year ended December 31, 2003.

               (2) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

               (3) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

               (4) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

               (5) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2003 Form 10-K.

               (6) The description of the Company’s Series A Common Stock contained in the Company’s Form 8-B Registration Statement dated August 10, 1987, as amended by the Company’s Current Report on Form 8-K dated May 4, 1988, including any amendments or reports that have been filed with the Securities and Exchange Commission (the “Commission”) for the purpose of updating such description.

               (7) The description of the Company’s Series B Common Stock contained in the Company’s Form 8-A Registration Statement dated April 19, 1989, including any amendments or reports that have been filed with the Commission for the purpose of updating such description.

               (8) The description of the Preferred Share Purchase Rights contained in the Company’s Form 8-A dated March 19, 1987, as amended by the Company’s Current Report on Form 8-K dated May 4, 1988 and Form 8-A/A dated March 1, 1996, including any amendments or reports that have been filed with the Commission for the purpose of updating such description.

Item 8. Exhibits.

     The list of exhibits required by this item is set forth under the heading “INDEX TO EXHIBITS” on pages II-6 and II-7 of this Registration Statement.

     The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Decherd, Dennis A. Williamson and Guy H. Kerr, each of them or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Belo Corp. (the “Company”) covering securities issued or issuable under or in connection with the Belo Savings Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2004.

BELO CORP.
By:	/s/ Russell F. Coleman
Russell F. Coleman
Vice President/General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Robert W. Decherd	Chairman of the Board, President	December 3, 2004
and Chief Executive Officer
Robert W. Decherd

/s/ Henry P. Becton, Jr.
	Director	December 3, 2004
Henry P. Becton, Jr.

/s/ Louis E. Caldera
	Director	December 3, 2004
Louis E. Caldera

/s/ France A. Córdova, Ph.D.
	Director	December 3, 2004
France A. Córdova, Ph.D.

/s/ Judith L. Craven, M.D., M.P.H.
	Director	December 3, 2004
Judith L. Craven, M.D., M.P.H.

/s/ Roger A. Enrico
	Director	December 3, 2004
Roger A. Enrico

/s/ Stephen Hamblett
	Director	December 3, 2004
Stephen Hamblett

/s/ Dealey D. Herndon
	Director	December 3, 2004
Dealey D. Herndon

/s/ Laurence E. Hirsch
	Director	December 3, 2004
Laurence E. Hirsch

/s/ Wayne R. Sanders
	Director	December 3, 2004
Wayne R. Sanders

/s/ William T. Solomon
	Director	December 3, 2004
William T. Solomon

/s/ M. Anne Szostak
	Director	December 3, 2004
M. Anne Szostak

/s/ Lloyd D. Ward
	Director	December 3, 2004
Lloyd D. Ward

/s/ J. McDonald Williams
	Director	December 3, 2004
J. McDonald Williams

/s/ Dennis A. Williamson	Senior Corporate Vice President/	December 3, 2004
Chief Financial Officer
Dennis A. Williamson	(Principal Financial Officer and
Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of December, 2004.

BELO SAVINGS PLAN
By:	The Belo Benefits Administrative Committee

By:	/s/ Marian Spitzberg
Marian Spitzberg, Chair

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Certificate of Incorporation of the Company (Exhibit 3.1 to the Company’s Annual Report on Form 10-K dated March 15, 2000 (the “1999 Form 10-K”))

4.2	Certificate of Correction to Certificate of Incorporation dated May 13, 1987 (Exhibit 3.2 to the 1999 Form 10-K)

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company dated April 16, 1987 (Exhibit 3.3 to the 1999 Form 10-K)

4.4	Certificate of Amendment of Certificate of Incorporation of the Company dated May 4, 1988 (Exhibit 3.4 to the 1999 Form 10-K)

4.5	Certificate of Amendment of Certificate of Incorporation of the Company dated May 3, 1995 (Exhibit 3.5 to the 1999 Form 10-K)

4.6	Certificate of Amendment of Certificate of Incorporation of the Company dated May 13, 1998 (Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998) (Commission File No. 002-74702)

4.7	Certificate of Ownership and Merger, dated December 20, 2000, but effective as of 11:59 p.m. on December 31, 2000 (Exhibit 99.2 to Belo’s Current Report on Form 8-K filed with the Commission on December 29, 2000)

4.8	Amended Certificate of Designation of Series A Junior Participating Preferred Stock of the Company dated May 4, 1988 (Exhibit 3.7 to the 1999 Form 10-K)

4.9	Certificate of Designation of Series B Common Stock of the Company dated May 4, 1988 (Exhibit 3.8 to the 1999 Form 10-K)

4.10	Amended and Restated Bylaws of the Company, effective December 31, 2000 (Exhibit 3.10 to the Company’s Annual Report on Form 10-K dated March 13, 2001 (the “2000 Form 10-K”))

4.11	Amendment No. 1 to Amended and Restated Bylaws of the Company, effective February 7, 2003 (Exhibit 3.11 to the Company’s Annual Report on Form 10-K dated March 12, 2003 )

4.12	Specimen Form of Certificate representing shares of the Company’s Series A Common Stock (Exhibit 4.2 to the 2000 Form 10-K)

4.13	Specimen Form of Certificate representing shares of the Company’s Series B Common Stock (Exhibit 4.3 to the 2000 Form 10-K)

4.14	Amended and Restated Rights Agreement as of February 28, 1996 between the Company and Chemical Mellon Shareholder Services, L.L.C., a New York banking corporation (Exhibit 4.4 to the 1999 Form 10-K)

4.15	Supplement No. 1 to Amended and Restated Rights Agreement between the Company and The First National Bank of Boston dated as of November 11, 1996 (Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996) (Commission File No. 001-08598)

4.16	Supplement No. 2 to Amended and Restated Rights Agreement between the Company and The First National Bank of Boston dated as of June 5, 1998 (Exhibit 4.6 to the 2000 Form 10-K)

Exhibit
Number	Description
4.17	Instruments defining rights of debt securities:

(1) Indenture dated as of June 1, 1997 between the Company and The Chase Manhattan Bank, as Trustee (the “Indenture”)(Exhibit 4.6(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (Commission File No. 002-74702)(the “2nd Quarter 1997 Form 10-Q”))

(2) (a) $200 million 7-1/8% Senior Note due 2007 (Exhibit 4.6(3)(a) to the 2nd Quarter 1997 Form 10-Q)

(b) $100 million 7-1/8% Senior Note due 2007 (Exhibit 4.6(3)(b) to the 2nd Quarter 1997 Form 10-Q)

(3) $200 million 7-3/4% Senior Debenture due 2027 (Exhibit 4.6(4) to the 2nd Quarter 1997 Form 10-Q)

(4) Officers’ Certificate dated June 13, 1997 establishing terms of debt securities pursuant to Section 3.1 of the Indenture (Exhibit 4.6(5) to the 2nd Quarter 1997 Form 10-Q)

(5) (a) $200 million 7-1/4% Senior Debenture due 2027 (Exhibit 4.6(6)(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (Commission File No. 002-74702) (the “3rd Quarter 1997 Form 10-Q”))

(b) $50 million 7-1/4% Senior Debenture due 2027 (Exhibit 4.6(6)(b) to the 3rd Quarter 1997 Form 10-Q)

(6) Officers’ Certificate dated September 26, 1997 establishing terms of debt securities pursuant to Section 3.1 of the Indenture (Exhibit 4.6(7) to the 3rd Quarter 1997 Form 10-Q)

(7) $350 million 8.00% Senior Note due 2008 (Exhibit 4.6(8) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (the “3rd Quarter 2001 Form 10-Q”))

(8) Officers’ Certificate dated November 1, 2001 establishing terms of debt securities pursuant to Section 3.1 of the Indenture (Exhibit 4.6(9) to the 3rd Quarter 2001 Form 10-Q)

4.18	Belo Savings Plan Amended and Restated effective August 1, 2004 (Exhibit 10.2(1)(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Locke Liddell & Sapp LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1)

24	Power of Attorney (set forth on page II-2 hereof)